UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2016
NuStar GP Holdings, LLC
(Exact name of registrant as specified in its charter)

Delaware	001-32940	85-0470977
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19003 IH-10 West San Antonio, Texas 78257
(Address of principal executive offices)

(210) 918-2000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.
The 2016 Annual Meeting of Unitholders (the “Annual Meeting”) of NuStar GP Holdings, LLC (the “Company”) was held on April 27, 2016. A total of 37,122,494 of the Company’s common units were present or represented by proxy at the Annual Meeting, representing approximately 86.5% of all the votes entitled to be cast at the Annual Meeting. The matters submitted for a vote and the related results are as follows:

Proposal No. 1 - Election of two Class I directors to serve until the 2019 annual meeting of unitholders or until his or her successor is elected and has been qualified. The results were as follows:

Class I Nominees	Votes For	Votes Withheld	Broker Non-Votes
William E. Greehey	28,052,191	181,906	8,888,397
Jelynne LeBlanc-Burley	28,087,392	146,705	8,888,397

Proposal No. 2 - Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. The results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
37,029,222	58,371	34,901	0

Pursuant to the foregoing votes: (1) William E. Greehey and Jelynne LeBlanc-Burley were elected as the Class I directors to serve on the Company’s Board of Directors until the 2019 annual meeting of unitholders or until his or her successor is elected and has been qualified; and (2) the appointment of KPMG LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 has been ratified.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUSTAR GP HOLDINGS, LLC

Date: April 29, 2016	By:	/s/ Amy L. Perry
	Name:	Amy L. Perry
	Title:	Senior Vice President, General Counsel - Corporate & Commercial Law and Corporate Secretary

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